EXHIBIT 10.103.2

	ASSIGNMENT OF RENTS AND LEASES

KNOW ALL PERSONS BY THESE PRESENTS THAT SYSTEMS & SERVICES TECHNOLOGIES, INC., a Delaware corporation ("Assignor"), in consideration of financial accommodations extended or to be extended to Assignor, and other good and valuable consideration paid by COMMERCE BANK, N.A., ("Assignee"), hereby conveys, transfers and assigns unto the Assignee, its successors and assigns, all the rights, interests and privileges, which the Assignor as Lessor has and may have in the leases now existing or hereafter made.



This Assignment is made as additional security for the payment of the Loan(the "Loan"), as defined and more fully described in that certain Loan Agreement, dated the date hereof, by and between Assignee and Assignor (and all extensions, modifications or renewals thereof); such Loans made by Assignee to Assignor in the amount of One Million Three Hundred Sixty Thousand and No/100 Dollars ($1,360,000.00) with interest, of even date herewith, and secured by a Future Advance Deed of Trust covering real property.

	(See Exhibit A attached hereto)

It is expressly understood and agreed by the parties hereto that before an event of default occurs under the terms of said Loan Agreement, Assignor shall have the right to collect rents, income and profits from the aforementioned lease(s) and to retain, use and enjoy the same; provided that even before an event of default occurs, no rent not due under the terms of said lease(s) shall be collected or accepted without the prior written consent of the Assignee.

to the contrary notwithstanding, Assignor hereby assigns to Assignee any award made hereafter to it in any court proceeding involving any of the lessees in any bankruptcy, insolvency, or reorganization proceedings in any state or Federal court, and any and all payments made by lessees in lieu of rent. Assignor hereby irrevocably appoints Assignee as its attorney in fact to appear in any action and/or to collect any such award or payment in lieu of rent.

	The Assignor, upon an event of default under the Loan Agreement, hereby authorizes the Assignee, at its option, to enter and take possession of the Real Property and to manage and operate the same, to collect all or any rents accruing therefrom and from said lease(s), to let or re-let the Real Property or any part thereof, to cancel and modify the lease(s), evict tenants, bring or defend any suits in connection with the possession of the Real Property in its own name or Assignor's name, make repairs as in its discretion, may deem proper.

	The receipt by the Assignee of any rents, issues or profits pursuant to this instrument after the institution of foreclosure proceedings under the related Future Advance Deed of Trust shall not cure any default(s) nor affect such proceeds or any sale pursuant thereto.

	Assignee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under said lease(s), and the Assignor hereby agrees to indemnify the Assignee for, and to save it harmless from, any and all liability arising from said lease(s) or from this Assignment, and this Assignment shall not place responsibility for the control, care, management or repair of the Real Property upon the Assignee, or make the Assignee responsible or liable for any negligence in the to any tenant, licensee, employee, invitee or stranger.

	The Assignor covenants and represents that (i) the Assignor has full right and title to assign said lease(s) and the rents, income and profits due or to become due thereunder and no other assignment of any interest therein has been made; and (ii) after an event of default (as defined in the Loan
Agreement), the Assignor will not hereafter cancel, surrender or terminate said lease(s), exercise any option which might lead to such termination or change, alter or modify such lease(s), or consent to the release r written consent of the Assignee.

	Assignor hereby authorizes the Assignee to give notice in writing of this Assignment at any time to any tenant under the lease(s).

	Violation of any of the covenants, representations and provisions contained herein by the Assignor shall be deemed a default under the terms of the Loan
Agreement.  Nothing contained herein shall be deemed to diminish or modify any provision of the Loan Agreement or Future Advance Deed of Trust including without limitation any covenant not to transfer by lease or otherwise the
Real Property.

	Any expenditures made by the Assignee in curing a default under any lease on the Assignor's behalf, with interest thereon at the highest rate payable on any obligation of Assignor owing to Assignee, shall become part of the debt secured by this Assignment.

	The full performance of the related Future Advance Deed of Trust and the duly recorded release or reconveyance of the Real Property shall render this Assignment void.

	This Assignment applies to and binds the parties hereto and their respective heirs, administrators, executors, successors and assigns, as well as any subsequent owner of the Real Property and any assignee of the related Future Advance Deed of Trust. This Assignment shall be governed by, and construed in accordance with, the laws of the State of Missouri.

	IN WITNESS WHEREOF, the Assignor has signed and sealed this Assignment on the 17th day of July, 1996.

	(SEAL)				SYSTEMS & SERVICES TECHNOLOGY, INC.
					 By:_________________________________________________
Attest:					 Name:______________________________________________
      Title:________________________________________________


STATE OF MISSOURI    	)
                      			) ss.
COUNTY OF BUCHANAN	)

	On this 17th day of July, 1996, before me personally appeared _____________
____________, to me personally known, who being by me duly sworn, did say that he is the ____________________ of Systems & Services Technologies,
Inc., and that the foregoing instrument was signed on behalf of Systems &
Services Technologies, Inc., and said _______________________ acknowledged said instrument to be the free act and deed of said Systems & Services
Technologies, Inc.

	IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at my office in _______________________________, the day and year last above written.

							 _______________________________________
						           		 	Notary Public
My Commission Expires:
__________________________________
	EXHIBIT A

	(Legal Description)